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                                                                  EXHIBIT 10.17


              [CELEBRITY EXPORTS INTERNATIONAL LIMITED LETTERHEAD]



To:  The Manager                                                  19 May, 1997
The Hongkong and Shanghai Banking Corporation Limited
673 Nathan Road,
Kowloon



Dear Sirs,

RE: BANKING FACILITIES

In consideration of your agreeing to grant credit facilities and other financial accommodation to us or at our request upon and subject to such terms and conditions as you shall from time to time think fit, we, Celebrity Exports International Limited, hereby irrevocably and unconditionally covenant and undertake with you that our net worth maintaining for not less than HKD50 Million for all times.





Yours faithfully,


For and on behalf of
CELEBRITY EXPORTS INTERNATIONALLY LTD.


/s/ ROBERT H. PATTERSON, JR.
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Authorized Signature